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                                                                   Exhibit 10.32

                            INDEMNIFICATION AGREEMENT

This Indemnification Agreement (the "INDEMNIFICATION AGREEMENT") is effective August 1, 2004, and is between PORTLAND BREWING COMPANY, an Oregon corporation ("PBC"), and PYRAMID BREWERIES, INC., a Washington corporation ("PMID").

                                    RECITALS

A.   PBC and PMID are parties to the following agreements:

     - A Production Agreement executed February 14, 2006 and dated effective August 1, 2004 (the "PRODUCTION AGREEMENT");

     - Two Subleases, each executed February 14, 2006 and dated effective August 1, 2004 (the "SUBLEASES");

     - An Equipment Lease executed February 14, 2006 and dated effective August 1, 2004 (the "EQUIPMENT LEASE");

     - A Staffing Agreement executed February 14, 2006 and dated effective August 1, 2004 (the "STAFFING AGREEMENT"); and

     - A Restaurant Management Agreement executed February 14, 2006 and dated effective August 1, 2004 (the "MANAGEMENT Agreement").

          These agreements are referred to herein collectively as the "AGREEMENTS".

B. The parties are willing to execute and perform the Agreements on the condition that they sign this Indemnification Agreement.

C. In view of the business relationship between PMID and PBC, the consideration from PBC to PMID under the Agreements will inure to the benefit of PMID, and the consideration from PMID to PBC will inure to the benefit of PBC.

                                    AGREEMENT

1. GENERAL INDEMNIFICATION. To the extent not prohibited by law, PMID will defend and indemnify PBC and each present and future shareholder, director, officer, employee and agent of PBC for, from, and against any and all claims, actions, proceedings, damages, liabilities, and expenses of every kind, past and future, whether known or unknown, including but not limited to reasonable attorney's fees, resulting from or arising out of the Agreements, the relationship created thereby, and the business relationship of the parties prior to the execution and delivery of the Agreements. Without limiting the generality of the foregoing, PMID specifically agrees to defend and indemnify PBC in connection with the specific areas identified herein.

2. DIRECT CLAIMS. PMID will not make claims based on actions or omissions of PBC related to duties of PBC under the Agreements, where such duties are performed by PMID or its employees or agents pursuant to the Staffing Agreement.

3. THIRD PARTY CLAIMS. The indemnification obligations of PMID set forth herein will include without limitation indemnification for: (i) injuries to employees or others in connection with the activities contemplated by the Production Agreement; (ii) dram shop liability and other liability

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     concerning the sale of alcoholic beverages related to the operation of the restaurant as set forth in the Management Agreement; (iii) products liability claims in connection with the products produced pursuant to the Production Agreement; (iv) liability related to employment, workers' compensation, and associated claims in connection with the Staffing Agreement; and (v) liability arising in connection with health and safety regulations relevant to activities contemplated by the Production Agreement, Staffing Agreement, and Management Agreement.

4. INTELLECTUAL PROPERTY. The indemnification obligations of PMID set forth herein will include without limitation indemnification for any and all claims or liabilities arising from PBC's use of trademarks and other intellectual property of PMID and third parties pursuant to the Production Agreement or Management Agreement.

5. TAXES. The indemnification obligations of PMID set forth herein will include without limitation indemnification for any and all tax liabilities assessed or assessable against PBC by the United States Department of the Treasury or any agency thereof (e.g. IRS, TTB, ATF) or by the Social Security Administration or by any state taxing agency, arising out of or in any way related to PBC's business operations pursuant to the Agreements. Obligations specifically subject to this covenant of indemnification include, but are not limited to, all state and federal income tax, excise tax, payroll tax, business and occupations tax, and employment tax liabilities arising out of PBC's business operations under the Agreements. PMID shall not be responsible to indemnify PBC from any state or federal corporate income or payroll tax liabilities that are not related to the performance of PBC's operations and obligations under the Agreements. PMID's indemnification obligations will include any accruals, interest, penalties or fines assessed in connection with tax liabilities.

6. FINES AND PENALTIES. The indemnification obligations of PMID set forth herein will include without limitation indemnification for any fines and penalties levied on PBC in connection with the activities contemplated by the Agreements.

7. DEFENSE COSTS. The indemnification obligations of PMID set forth herein will include without limitation indemnification for legal fees and any other costs incurred by PBC in the response to and defense of any claim covered by this Indemnification Agreement.

8. COMPLIANCE COSTS. The indemnification obligations of PMID set forth herein will include without limitation indemnification for all of PBC's costs incurred in complying with all applicable laws and regulations governing the activities contemplated by the Agreements.

9. SUBROGATION. An indemnitor hereunder shall be subrogated to any recovery received by or payable to an indemnitee hereunder for any loss, liability or damage arising from a fact or circumstance invoking indemnification hereunder, whether from insurance, other indemnity, or other source, and shall receive the benefit any refund, compromise, or adjustment of any cost, expense, assesment, fine, tax, or other liability of such indemnitee that arises from the subject matter of any area specified herein.

10. CERTAIN LIMITATIONS. Notwithstanding any other provision hereof, PMID will not be required to indemnify PBC with respect to any claim, loss, expense or liability: (i) for which PBC is covered by any policy of insurance that PBC holds, and PBC is fully reimbursed under such policy for the claim, loss, expense or liability (and the associated costs); or (ii) results solely from PBC's willful or grossly negligent breach of an obligation to PMID under the Agreements. PMID shall be subrogated to any third party indemnification for any claim indemnified hereunder by PMID and to any refund to PBC of tax paid by reason of collection

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     from, or payment by, PMID of such tax, and PBC shall upon reasonable request execute all documents reasonably necessary or convenient to effect such subrogration.

11. GOVERNING LAW. This Agreement is governed by the laws of the State of Oregon, without giving effect to any conflict-of-law principle that would result in the laws of any other jurisdiction governing this Agreement.

12. ATTORNEY'S FEES. If any arbitration or litigation is instituted to interpret, enforce, or rescind this Agreement, including but not limited to any proceeding brought under the United States Bankruptcy Code, the prevailing party on a claim will be entitled to recover with respect to the claim, in addition to any other relief awarded, the prevailing party's reasonable attorney's fees and other fees, costs, and expenses of every kind, including but not limited to the costs and disbursements specified in ORCP 68 A(2), incurred in connection with the arbitration, the litigation, any appeal or petition for review, the collection of any award, or the enforcement of any order, as determined by the arbitrator or court.

13. SIGNATURES. This Agreement may be signed in counterparts. A fax transmission of a signature page will be considered an original signature page. At the request of a party, the other party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

     Executed February 14, 2006:

                                        PYRAMID BREWERIES, INC.


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                                        By: John Lennon
                                        Its: President and Chief Executive
                                             Officer


                                        PORTLAND BREWING COMPANY


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                                        By: R. Scott MacTarnahan
                                        Its: President